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                                                                   Exhibit 10.63

                        DOMAIN NAME ASSIGNMENT AGREEMENT

     This Domain Name Assignment Agreement (the "Agreement") is entered into as of May 5, 2004 between the following two parties.

Assignor:        Beijing Palmsky Technology Co., Ltd.
Legal Address:   Room 915, Haitai Building, No.229, Beisihuan Zhonglu, Haidian
                 District, Beijing

Assignee:        Hurray! Times Communications (Beijing) Ltd.
Legal Address:   No.B07, Floor B, Tong Heng Plaza, No.4 Huayuan Road, Haidian
                 District, Beijing

     WHEREAS, the Assignor is a limited liability company registered in Beijing under the laws of the People's Republic of China (the "PRC") and owns certain domain names (the "Domain Names", as listed in Appendix 1).

     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered under the laws of the PRC in Beijing;

     WHEREAS, the Assignor agrees to assign the Domain Names to the Assignee and the Assignee agrees to accept the assignment of the Domain Names.

     NOW, THEREFORE, the parties agree as follows:

1.   Transfer of Domain Names

     The Assignor agrees to change the registered owner of the Domain Names into the Assignee and the Assignee agrees to accept the change of the registered owner of the Domain Names. The Assignee shall pay the Assignor an amount of RMB1,000 yuan as a transfer fee for the Domain Names transferred hereunder.

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2.   Registration Fees

     The registration for the change of the registered owner of the Domain Names shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

3.   Representations and Warranties

     3.1  The Assignor hereby represents and warrants as follows:

          3.1.1 the Assignor is a limited liability company duly registered and validly existing under the laws of the PRC.

          3.1.2 the Assignor has the exclusive ownership of the Domain Names and no rights of any third party is prejudiced due to the use of the Domain Names. There is no litigation or any other disputes arising from or relating to the Domain Names.

          3.1.3 the Assignor executes and performs this Agreement within its corporate authority and business scope; it has obtained all consents and approvals of any other third party and government authority necessary for this Agreement, and shall not be against any enforceable and effective laws or contracts.

          3.1.4 once this Agreement is duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor and is enforceable against it in accordance with its terms.

          3.1.5 the Assignor will not engage in any action that will be of detriment to the validity of the Domain Names after the completion of the assignment.

     3.2  The Assignee hereby represents and warrants as follows:

          3.2.1 the Assignee is a wholly foreign-owned enterprise duly registered and validly existing under the laws of the PRC.

          3.2.2 the Assignee executes and performs this Agreement within its corporate authority and business scope and has obtained all consents and approvals of any other third party and government authority necessary for this Agreement, which shall not be contrary to any enforceable and effective laws or contracts.

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          3.2.3 once this Agreement is duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee and is enforceable against it in accordance with its terms.

4.   Effective Date and Term

     This Agreement is duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously.

5.   Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party asks for consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

6.   Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

7.   Amendment and Supplement

     Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall form a part of this Agreement and shall have the same legal effect as this Agreement.

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8.   Severability

     Any provision of this Agreement which is invalid or unenforceable in a jurisdiction due to conflict of law shall, in that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

9.   Appendix

     The Appendix referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

10.  Miscellaneous

     This Agreement shall be executed in Chinese in duplicate.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

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     Domain Name Assignment Agreement

     (No Text on This Page)


By: /s/ Wei Hongbin
    ------------------------------------
The Assignor: Beijing Palmsky Technology Co., Ltd.

Representative: Wei Hongbin


By: /s/ Xiang Songzuo
    ------------------------------------
The Assignee: Hurray! Times Communications (Beijing) Ltd.

Representative: Xiang Songzuo

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                                   Appendix 1

                              List of Domain Names

1.   m2me.com

2.   mhero.com

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